                                                                     Exhibit 2.3


          This AMENDMENT NO. 2 to the Investment Agreement, dated as of November 20, 1998 (this AMENDMENT ), is by and among NORTHWEST AIRLINES CORPORATION, a Delaware corporation ( PARENT ), NEWBRIDGE PARENT CORPORATION, a Delaware corporation and, as of the execution of this Agreement, a wholly owned subsidiary of Parent ( HOLDCO SUB ), AIR PARTNERS, L.P., a Texas limited partnership (the PARTNERSHIP ), the partners of the Partnership identified on the signature pages hereof (the PARTNERS ), 1998 CAI Partners, L.P., a Texas limited partnership ( CAIPAR ), BONDERMAN FAMILY LIMITED PARTNERSHIP, a Texas limited partnership ( TRANSFEROR I ), 1992 AIR, INC., a Texas corporation
( TRANSFEROR II ), and AIR SAIPAN, INC., a CNMI corporation ("TRANSFEROR III" and, collectively with Transferor I and Transferor II, the TRANSFERORS ).


                                W I T N E S S E T H :
                                - - - - - - - - - -


          WHEREAS, Parent, Holdco Sub, the Partnership, the Partners and the Transferors have entered into the Investment Agreement, dated as of January 25, 1998 (as amended as of February 27, 1998, the INVESTMENT AGREEMENT ), pursuant to which, among other things, (i) the Partners, Parent and Holdco Sub agreed to exchange all of the Partnership Interests for shares of Common Stock, par value $.01 per share of Holdco Sub ( HOLDCO SUB COMMON STOCK ; all references in the Investment Agreement to Holdco Sub Class A Common Stock shall be deemed to be references to Holdco Sub Common Stock) and cash upon the terms and subject to the conditions set forth therein and (ii) the Transferors, Parent and Holdco Sub agreed to exchange all of the Transferors shares of Class A Common Stock, par value $.01 per share (the COMPANY CLASS A COMMON STOCK ) of Continental Airlines, Inc. (the COMPANY ) for shares of Holdco Sub Common Stock and cash upon the terms and subject to the conditions set forth therein; and

          WHEREAS, Parent, Holdco Sub, the Partnership, the Partners and the Transferors desire to amend the Investment Agreement to add CAIPar as a party to the Investment Agreement, to permit the Partnership to distribute certain shares of Company Class A Common Stock to CAIPar and to permit Transferor I and Transferor II (the RETAINING TRANSFERORS ) to retain all of the shares of Company Class A Common Stock held by them.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

          SECTION 1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Investment Agreement.

          SECTION 2. Section 2.1 of the Investment Agreement is hereby amended by adding at the end thereof the following:

           Each of Parent, Holdco Sub, the Partnership, the Partners, CAIPar and the Transferors hereby agrees, subject to the terms and conditions hereof, to the transfer by the Partnership of 624,134 shares of Company Class A Common Stock to CAIPar (the PRE-CLOSING TRANSFER ) and acknowledges, based on the representation set forth herein, that after such transfers, the Partnership owns, of record and beneficially, 7,678,552 shares of Company Class A Common Stock.

          SECTION 3. (a) Section 1.1 of the Investment Agreement is hereby amended by adding the following defined terms thereto in the appropriate alphabetical order:

                 CAIPAR means 1998 CAI Partners, L.P., a Texas limited partnership.

                 GOVERNANCE AGREEMENT shall mean the Governance Agreement, dated as of January 25, 1998, among the Company, Parent, Holdco Sub and the Partnership as amended by Amendment No. 1, dated as of March 2, 1998, and as amended by Amendment No. 2, dated as of November 20, 1998.

                 PURCHASE AGREEMENT means the Purchase Agreement dated as of March 2, 1998 among Parent, Holdco Sub, Barlow Investors III, LLC, a California limited liability company and the guarantors signatory thereto.

                 RETAINED SHARES means the shares of Company Class A Common Stock which were transferred to CAIPar pursuant to the Pre-Closing Transfer and the shares of Company Class A Common Stock which are owned by the Retaining Transferors as of the Effective Time of the Merger, in each case as set forth on Annex A hereto.

                 SUPPLEMENTAL AGREEMENT means the Supplemental Agreement dated as of November 20, 1998, among the Company, Parent, Holdco Sub and the Partnership.

          (b) Section 1.1 of the Investment Agreement is hereby amended by substituting the following definitions for the following terms in Section 1.1:

                 MERGER AGREEMENT means the Amended and Restated Agreement and Plan of Merger dated as of October 30, 1998, in the form of Exhibit A among Parent, Holdco Sub and Merger Sub.

                 PARTNERSHIP AGREEMENT means the Amended and Restated Limited Partnership Agreement of Air Partners, L.P., dated as of November 9, 1992, as amended by the First Amendment, dated as of July 25, 1995, the Second Amendment, dated as of August 7, 1996, the Third Amendment, dated as of May 22, 1997 and the Fourth Amendment, dated as of November 20, 1998.

                 RESTATED PARTNERSHIP AGREEMENT means the Second Amended and Restated Limited Partnership Agreement of Air Partners, L.P., in the form of Exhibit B to be executed by the Partners, Parent and Holdco Sub.

          SECTION 4. Section 2.1 of the Investment Agreement is hereby amended by deleting the second sentence thereof and substituting therefor the following:

                 Upon the terms and subject to the conditions of this Agreement, each of Parent and Holdco Sub agrees to exchange, and Transferor III agrees to exchange, each of the 3,702 shares of Company Class A Common Stock held by Transferor III free and clear of any Lien or Restriction created by Transferor III or otherwise binding upon any such shares (other than any Lien or Restriction imposed pursuant to the terms of this Agreement) for cash, as more fully set forth in this Article II.

          SECTION 5. (a) Schedule 2.2(a) and Schedule 2.2(b) of the Investment Agreement are hereby amended by substituting therefor Schedule 2.2(a) and
Schedule 2.2(b), respectively, attached hereto.

               (b) Section 2.2 of the Investment Agreement is hereby amended by deleting Section 2.2(a) thereof and substituting therefor the following:

                2.2 CASH ELECTION SHARE PRICE; EXCHANGE RATIO. (a) Subject to adjustment in accordance with Section 2.3, Parent or Holdco Sub shall pay to each Partner set forth on Schedule 2.2(a) (each a CASH ELECTING
     PARTNER ) in exchange for all of such Partner s Partnership Interests and to Transferor III, as set forth on Schedule 2.2(a), $60.82 (the CASH ELECTION SHARE PRICE ) in respect of each share of Company Class A Common Stock owned by the Partnership immediately prior to the Closing and allocable to such Cash Electing Partner in accordance with the Partnership Agreement (each an ALLOCABLE COMPANY CLASS A SHARE ) and each share of Company Class A Common Stock owned by Transferor III.

               (c) Section 2.2 of the Investment Agreement is hereby amended by deleting the first sentence of Section 2.2 (b) and substituting therefor the following:

                Subject to adjustment in accordance with Section 2.3, Holdco Sub shall issue to each Partner set forth on Schedule 2.2(b) (each a SHARE ELECTING PARTNER ) in exchange for all of such Partner's Partnership Interests in respect of each Allocable Company Class A Share of such Share Electing Partner, as set forth on Schedule 2.2(b), 1.2079 shares (the
      SHARE EXCHANGE RATIO ) of fully paid and non-assessable Holdco Sub Common Stock.

          SECTION 6. Section 2.4 of the Investment Agreement is hereby amended by deleting Section 2.4(b) (iv) thereof and substituting therefor the following:

                      (iv) Each of the Partners and Transferor III shall deliver to Parent and Holdco Sub or their designee such documents as Parent and Holdco Sub may reasonably request, including certificates for all shares of Company Class A Common Stock owned by the Partnership, to evidence the transfer to Parent and Holdco Sub or their designee of good and marketable title in and to all of the Partnership Interests being conveyed pursuant to this Agreement and the absence of any Liens or Restrictions on such shares of Company Class A Common Stock (other than any Lien or Restriction imposed pursuant to the terms of this Agreement), and all the shares of Company Class A Common Stock owned by Transferor III free and clear of any Lien or Restriction (other than any Lien or Restriction imposed pursuant to the terms of this Agreement); and

          SECTION 7. (a) Section 3.2 of the Investment Agreement is hereby amended by deleting the introductory paragraph and substituting therefor the following:

                 3.2 REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND THE PARTNERS. The Partnership and each Partner, severally and not jointly, represents and warrants to Parent and Holdco Sub as of January 25, 1998 (except for Section 3.2(d)), and as of the Closing Date as follows:

          (b) Section 3.2(d) of the Investment Agreement is hereby amended by deleting Section 3.2(d) and substituting therefor the following:

                (d) OWNERSHIP OF SHARES OF COMPANY COMMON STOCK; NO OTHER OPERATIONS. Following the Pre-Closing Transfer, the Partnership is the direct and record owner of (i) 7,678,522 shares of Company Class A Common Stock and (ii) no shares of Class B Common Stock, par value $.01 per share, of the Company ( COMPANY CLASS B COMMON STOCK and, together with the Company Class A Common Stock, the COMPANY COMMON STOCK ). Except as set forth in the immediately preceding sentence, (i) the Partnership does not own or have the right to acquire, whether presently exercisable or at any time in the future, any shares of Company Common Stock or any securities convertible into or exercisable or exchangeable for shares of Company Common Stock or any other equity securities of the Company and (ii) the Partnership does not own any other assets or conduct any other business. Except as permitted by this Agreement, no Person has the right to acquire, and neither CAIPar, the Partnership nor any of the Partners is a party to any contract, understanding, commitment, arrangement or other agreement to sell, transfer or otherwise dispose of, any shares of Company Common Stock owned by or issuable to CAIPar, the Partnership or to such Partners. To the best knowledge of the Partnership and the Partners, based solely on inquiry of appropriate officers of the Company, as of December 31, 1997, the shares of Company Class A Common Stock described in the first sentence of this Section 3.2(d), together with the 624,134 shares of Company Class A Common Stock to be transferred to CAIPar in the Pre-Closing Transfer, constituted 13.9% of the outstanding shares of Company Common Stock and 50.4% of the Voting Power represented by the outstanding shares of Company Common Stock. To the best knowledge of the Partnership and the Partners, based solely on inquiry of appropriate officers of the Company, after giving effect to the issuance of shares of Company Common Stock pursuant to all securities described in the second sentence of Section 3.3(h), such shares would have constituted 9.6% of the outstanding shares of Company Common Stock and 43.9% of the Fully Diluted Voting Power at December 31, 1997. The Partnership has, and at the Closing will have, good and valid title to the shares of Company Class A Common Stock described in the first sentence of this Section 3.2(d) free and clear of any Liens or
     Restrictions, except those arising under this Agreement.   Except as set
     forth herein, the Partnership has sole voting power, ad sole power of disposition, with respect to all shares of Company Class A Common Stock described in the first sentence of this 3.2(d) and there are no restrictions on the Partnership's ability to transfer such shares.

          SECTION 8.  The Investment Agreement is hereby amended by adding a new
Section 3.5 thereto as follows:

                 3.5 REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP. None of the shares of Company Class A Common Stock held by the Partnership after the Pre-Closing Transfer has a lower per share tax basis than any of the Retained Shares.

          SECTION 9.  The Investment Agreement is hereby amended by adding a new
Section 3.6 thereto as follows:

                3.6 REPRESENTATIONS AND WARRANTIES OF CAIPAR. CAIPar represents and warrants to Parent and Holdco Sub as of the Closing Date as follows:

               (a) ORGANIZATION, STANDING AND POWER OF CAIPAR. CAIPar is duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite partnership power and authority to carry on its business as now being conducted. CAIPar is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a material adverse effect with respect to CAIPar.

               (b) CAIPAR AUTHORIZATION. The execution, delivery and performance by CAIPar of this Agreement and the consummation by CAIPar of the transactions contemplated hereby have been duly authorized by all necessary partnership action. This Agreement has been duly executed and delivered by CAIPar and constitutes a valid and binding agreement of CAIPar, enforceable against CAIPar in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

               (c) CAIPAR CAPITALIZATION. The authorized and issued equity capital of CAIPar consists solely of the general partnership interests and limited partnership interests described on Schedule 3.6(c). The Share Electing Partners own, and at the Closing Date the Share Electing Partners will own, of record and beneficially, collectively 100% of the general and limited partnership interests of CAIPar, free and clear of all Liens and Restrictions (other than any Liens or Restrictions imposed pursuant to the terms of this Agreement or disclosed on Schedule 3.6(c)).

               (d) OWNERSHIP OF SHARES. Following the Pre-Closing Transfer, CAIPar is the direct and record owner of 624,134 shares of Company Class A Common Stock, and has good and valid title to such shares, free and clear of any Liens or Restrictions, except those arising under this Agreement. Except as set forth herein, CAIPar has sole voting power, and sole power of disposition, with respect to all such 624,134 shares of Company Class A Common Stock and there are no restrictions on CAIPar s ability to transfer such shares.

               (e) NO CONFLICT. No permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution of this Agreement by CAIPar or the consummation by CAIPar of the transactions contemplated hereby, including the Pre- Closing Transfer, except for such filings the failure of which to be made, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on CAIPar or to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by CAIPar nor the consummation by CAIPar of the transactions contemplated hereby nor compliance by CAIPar with any of the provisions hereof conflicts with or results in any breach of any applicable trust or other organizational documents applicable to CAIPar.

          SECTION 10. (a) Section 4.2 of the Investment Agreement is hereby amended by deleting Section 4.2(b) and substituting therefor the following:

                (b) RESTRICTION ON TRANSFER OF COMPANY SHARES, PROXIES AND NON-INTERFERENCE; RESTRICTION ON WITHDRAWAL. (i) PRE-CLOSING. Prior to the Closing, neither the Partnership, CAIPar nor any Partner or Transferor shall, directly or indirectly, without the prior written consent of Parent:
     (A) except pursuant to or as expressly contemplated hereby, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of,
     (1) any or all of the shares of Company Class A Common Stock owned by it (or, in the case of any Partner, allocable to it) or (2) in the case of any Partner, all or any portion of its Partnership Interest, or any interest in any thereof; (B) except as expressly contemplated hereby, grant any proxies or powers of attorney (other than to CAIPar, a Partner or Transferor), deposit any shares of Company Class A Common Stock into a voting trust or enter into any other voting arrangement with respect to any shares of Company Class A Common Stock; (C) except as otherwise provided in this Agreement, take any action that would make any representation or warranty of the Partnership, CAIPar or any Partner or Transferor contained herein untrue or incorrect or have the effect of preventing or disabling the Partnership, CAIPar or any Partner or Transferor from performing its obligations under this Agreement; or (D) except for the Pre-Closing Transfer, in the case of the Partners, withdraw any of its Allocable Company Class A Shares from the Partnership or elect to have any of its Allocable Company Class A Shares distributed to it; or commit or agree to take any of the foregoing actions; PROVIDED, HOWEVER, that in the event that, (x) a third party commences a bona fide tender offer for shares of Company Class A Common Stock, (y) neither the Partnership, CAIPar nor any Partner or Transferor is in breach in any material respect of its representations and warranties or its obligations (including its obligation to effect the Closing) under this Agreement and (z) all of the other conditions to Parent's and Holdco Sub's obligations to close the Transactions set forth in Sections 5.1 and 5.2 have been satisfied, unless Parent and Holdco Sub cause the Closing to occur within five Business Days following receipt of written notice from the Partnership, CAIPar or any of the Transferors of their intention to tender their shares, the Partnership, CAIPar and the Transferors will be permitted to tender their shares of Company Class A Common Stock in such tender offer, unless such Closing shall not have occurred as a result of facts or occurrences not within the control of Parent and Holdco Sub (including the failure of any of the conditions set forth in Section 5.1 or Section 5.3 to be satisfied).

                         (ii) POST-CLOSING. Subsequent to the Closing, until such time as neither the Governance Agreement nor Sections 2 through 14 of the Supplemental Agreement are in effect, neither CAIPar, any Share Electing Partner nor any Retaining Transferor shall, directly or indirectly, without the prior written consent of Parent: (A) except as expressly contemplated hereby, offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Retained Shares owned by it (except that CAIPar may transfer shares of Company Class A Common Stock held by it to any Share Electing Partner) unless prior to such transfer (or, in the case of a pledge, before any foreclosure or any other transfer of ownership resulting from such pledge) such shares are converted into shares of Company Class B Common Stock, except that such conversion shall not be required if Parent, Holdco Sub and the Partnership shall have disposed of shares of Company Common Stock or converted shares of Company Class A Common Stock into shares of Company Class B Common Stock such that they Beneficially Own (as defined in the Governance Agreement) shares of Company Common Stock representing, in the aggregate, less than 20% of the Total Voting Power (as defined in the Governance Agreement) (the Threshold ); provided, that if, as a result of a Government Order, Parent, Holdco Sub and the Partnership are required to dispose of shares of Company Common Stock or take such other action so that they Beneficially Own, in the aggregate, shares of Company Common Stock representing less than 20% of the Total Voting Power and, in order to do so, Parent, Holdco Sub and the Partnership elect to convert all shares of Company Class A Common Stock Beneficially Owned by them into shares of Company Class B Common Stock, the Threshold shall be reduced to 7.5% or (B) except as expressly contemplated hereby, grant any proxies or powers of attorney (other than to Parent or Holdco Sub), deposit any Retained Shares into a voting trust or enter into any other voting arrangement with respect to any Retained Shares; PROVIDED that CAIPar and any Share Electing Partner or Retaining Transferor shall give prompt notice to Holdco Sub in accordance with Section 7.4 of this Agreement of any action taken pursuant to this Section 4.2(b)(ii)(A) or (B) and shall certify as to the compliance of such action with this Section 4.2(b)(ii). Any calculations made pursuant to the foregoing shall not take into effect any shares of Company Common Stock issued after the date hereof other than upon the exercise of securities described in the second sentence of Section 3.3(h).

          (b) Section 4.2 of the Investment Agreement is hereby amended by deleting Section 4.2(c) thereof and substituting therefor the following:

                (c) VOTING. (i) PRE-CLOSING. The Partnership, CAIPar, each Transferor and each Partner (with respect to its right to direct the vote of the shares of Company Class A Common Stock owned by the Partnership in accordance with the terms of the Partnership Agreement) hereby agree that, during the time this Agreement is in effect prior to the Closing, at any meeting of the stockholders of the Company (or at any adjournments or postponements thereof), however called, or in any other circumstances upon which the Partnership's, CAIPar s or such Transferor's vote, consent or other approval is sought or otherwise eligible to be given, the Partnership, CAIPar each Transferor and such Partners shall vote (or cause to be voted) the shares of Company Class A Common Stock owned by the Partnership, CAIPar, such Partner or such Transferor, as the case may be,
     (A) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Partnership, CAIPar or the Partners or such Transferor under this Agreement; and (B) except as otherwise agreed to in writing in advance by Parent, against the following actions: (1) any Business Combination (other than a Business Combination with Parent or its affiliates); and (2) (v) any change in the majority of the board of directors of the Company; (w) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-laws; (x) any other material change in the Company's corporate structure or business; (y) any other action which is intended, or could reasonably be expected, to (I) prevent, (II) delay or postpone or
     (III) impede, frustrate or interfere with (in the case of this clause
     (III), in a manner that could reasonably be expected to substantially deprive Parent and Holdco Sub of the material benefits of any of) the Transactions or the entry by the Company and Northwest Airlines, Inc. into an Operating Alliance or their execution of an Alliance Agreement, or (z) except as otherwise permitted in this Agreement, any action that would cause the Fully Diluted Voting Power represented by the shares of Company Class A Common Stock held by the Partnership, CAIPar and the Transferors to be less than that percentage of the Fully Diluted Voting Power of the Company represented by such shares on the date of this Agreement other than grants by the Company to its employees in accordance with its past practices of options and other stock-based compensation. Neither the Partnership, CAIPar nor any Partner or Transferor shall enter into any agreement or understanding with any Person or entity prior to the termination of this Agreement to vote or give instructions after such termination in a manner inconsistent with clauses (A) or (B) of the preceding sentence.

               (ii) POST-CLOSING. CAIPar and each Share Electing Partner and each Retaining Transferor hereby agree that, until such time as neither the Governance Agreement nor Sections 2 through 14 of the Supplemental Agreement are in effect at any meeting of the stockholders of the Company (or at any adjournments or postponements thereof), however called, or in any other circumstances upon which CAIPar, such Share Electing Partner or Retaining Transferor's vote, consent or other approval is sought or otherwise eligible to be given (A) with respect to (x) any vote on a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, any sale of all or substantially all of the Company s assets or any issuance of Voting Securities that would represent in excess of 20% of the Voting Power prior to such issuance, including any of the foregoing involving Holdco Sub or the Parent or (y) any amendment to the Company s amended and restated certificate of incorporation or by-laws that would materially and adversely affect Holdco Sub (including through its effect on the Alliance Agreement and the rights of the Voting Securities Beneficially Owned (as such terms are defined in the Governance Agreement) by Holdco Sub), CAIPar, such Share Electing Partner or Retaining Transferor shall vote (or cause to be voted) any Retained Shares owned by it as directed by Holdco Sub and (B) with respect to any election of directors of the Company in respect of which any Person other than the Company is soliciting proxies, CAIPar, such Share Electing Partner or Retaining Transferor shall vote or cause all such shares to be voted as recommended by the Board of Directors, but only if Holdco Sub votes the shares of Company Class A Common Stock Beneficially Owned by it in such election as recommended by the Board of Directors.

          (c) Section 4.2 of the Investment Agreement is hereby amended by deleting Section 4.2(d) thereof and substituting therefor the following:

                (d) PROXY. (i) PRE-CLOSING. The Partnership (and, to the extent provided by the Partnership Agreement, the Partners), CAIPar and each Retaining Transferor hereby grant to, and appoint, Robert L. Friedman and any other designee of Parent, individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the shares of Company Class A Common Stock owned by the Partnership, CAIPar or such Transferor as indicated in, and solely for the purposes of, Section 4.2(c)(i). The Partnership (and the Partners), CAIPar and each Transferor intend this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in
     Section 4.2(c) with respect to the shares of Company Class A Common Stock owned by the Partnership. Notwithstanding the foregoing, Parent agrees that the proxy granted by this Section 4.2(d)(i) shall be deemed to be revoked upon the termination of this Agreement in accordance with its terms.

               (ii) POST-CLOSING. CAIPar, each Share Electing Partner and each Retaining Transferor hereby grants to, and appoints, John H. Dasburg, Mickey A. Foret and Douglas M. Steenland any other designee of Holdco Sub from time to time, individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to vote any Retained Shares owned by such CAIPar, Share Electing Partner or Retaining Transferor as directed by Holdco Sub (in the case of Section 4.2(c)(ii)(A)) and as recommended by the Board of Directors of the Company (in the case of Section 4.2(c)(ii) (B)) as indicated in, and solely for the purposes of, Section 4.2(c)(ii). CAIPar, each Share Electing Partner and each Retaining Transferor intend this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revoke any proxy previously granted by it with respect to any Retained Shares owned by CAIPar, such Share Electing Partner and such Retaining Transferor with
     respect to the matters set forth in Section 4.2(c)(ii).   Notwithstanding
     the foregoing, Holdco Sub agrees that the proxy granted by this Section 4.2(d)(ii) shall be deemed to be revoked upon such time as neither the Governance Agreement nor Sections 2 through 14 of the Supplemental Agreement are in effect.

          (d) Section 4.2 of the Investment Agreement is hereby amended by deleting Section 4.2(f) thereof and substituting therefor the following:

                (f) NO CONVERSIONS. Prior to the Closing, the Partnership, CAIPar and each Transferor agree not to convert any shares of Company Class A Common Stock into shares of Company Class B Common Stock. Following the Closing, CAIPar, the Share Electing Partners and the Retaining Transferors agree not to convert any shares of Company Class A Common Stock into Company Class B Common Stock unless such conversion occurs immediately prior to the transfer of such shares to a third party as permitted by
     Section 4.2(b).

          (e) Section 4.2(g) of the Investment Agreement is hereby amended by deleting the words the Transferors in the seventh line thereof and substituting therefor the words Transferor III .

          (f) Section 4.2 of the Investment Agreement is hereby amended by deleting Section 4.2(h) thereof and substituting therefor the following:

                (h) TRANSFER OF SHARES OF HOLDCO SUB COMMON STOCK. Until the earlier of (i) the date that is two years after the Closing Date and (ii) such time as Holdco Sub has failed to ensure that a Transferor II Designee is elected to the Holdco Sub Board of Directors when the right of Transferor II pursuant to Section 4.1(b) (A) remains in effect, (B) has been terminated by virtue of a written instrument executed by Transferor II or its assignee and Holdco Sub in connection with an order, ruling, decision, judgment, consent decree or other decree of a court or Governmental Authority (a GOVERNMENT ORDER ), or (C) would violate a Government Order, each of the Share Electing Partners agrees that it shall not, directly or indirectly, offer, sell, transfer, tender, pledge or encumber, assign or otherwise dispose of any Exchange Shares other than in connection with bona fide pledges of such Exchange Shares to secure bona fide borrowings or in connection with bona fide hedging transactions executed by registered broker-dealers; PROVIDED, HOWEVER, that the Share Electing Partners shall be permitted to offer, sell, transfer, tender, pledge or encumber, assign or otherwise dispose of, during such two-year period (x) in the aggregate, such percentage of the aggregate number of Exchange Shares issued to the Share Electing Partners at the Closing as is equal to the percentage of the aggregate shares of Holdco Sub Common Stock beneficially owned by Alfred Checchi, Gary Wilson and Richard Blum on the Closing Date that are sold, transferred, assigned or otherwise actually disposed of by Alfred Checchi, Gary Wilson and Richard Blum in the aggregate during such two-year period; (y) in the event that the Offeree acquires Offered Securities under Section 4.1(d), in the aggregate, such percentage of the aggregate number of Exchange Shares issued to the Share Electing Partners at the Closing as is represented by the percentage such Offered Securities acquired by the Offeree bears to the total number of shares of Company Class A Common Stock the beneficial ownership of which is acquired by Parent and Holdco Sub at the Closing and (z) Exchange Shares to one or more of its affiliates that is directly or indirectly controlled by it. Nothing in this Section 4.2(h) shall be construed as being or providing the sole or exclusive remedy for a breach by Parent or Holdco Sub of Section 4.1(b) (it being understood that a termination of Transferor
     II s
     right under Section 4.1(b) under the circumstances described in clause (ii)
     (B) or (C) of this Section 4.2(h) shall not be a breach of such Section.)

          (g) Section 4.2 of the Investment Agreement is hereby amended by adding a new Section 4.2(k) thereto as follows:

                          (k) If subsequent to the Closing Parent, Holdco Sub or their respective Affiliates purchase or otherwise acquire shares of Company Class A Common Stock or Company Class B Common Stock such that Parent, Holdco Sub and their Affiliates would, after giving effect to such acquisition, Beneficially Own (as such term is defined in the Governance Agreement) more than the Permitted Percentage (as such term is defined in the Governance Agreement), a number of shares of Company Class A Common Stock equal to the number of shares of Voting Securities Beneficially Owned by such Persons that exceed the Permitted Percentage shall be released from the transfer restrictions of Section 4.2(b)(ii) of this Agreement, the voting restrictions of Section 4.2(c)(ii) of this Agreement and the proxy arrangements of Section 4.2(d)(ii) of this Agreement, in each case on a vote for vote basis, effective upon the consummation of such purchase, and Holdco Sub shall promptly notify the Partner s Representative of any such acquisition.

          SECTION 11. Section 7.14 of the Investment Agreement is hereby amended by changing the heading to read Survival and adding at the end thereof the following:

                Following the Closing, except as set forth above, the individual covenants and other provisions set forth in this Agreement shall survive in accordance with their respective terms.

          SECTION 12. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

          SECTION 13. NOTICES. All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given if delivered as follows:

          If to Parent or Holdco Sub:

               Northwest Airlines Corporation
               5101 Northwest Drive
               St. Paul, Minnesota  55111-3034
               Attention:  General Counsel
               Fax:  (612) 726-7123
               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017-3954
               Attention:  Robert L. Friedman, Esq.
               Fax:  (212) 455-2502

          If to the Partnership, CAIPar, the Partners or the Transferors:

               1992 Air, Inc.
               201 Main Street, Suite 2420
               Fort Worth, Texas  76102
               Attention:  James J. O'Brien
               Fax:  (817) 871-4010

               with a copy to:

               Kelly, Hart & Hallman
               201 Main Street, Suite 2500
               Fort Worth, Texas  76102
               Attention:  Clive D. Bode, Esq.
                           F. Richard Bernasek, Esq.
               Fax:  (817) 878-9280

or to such other address as any party shall have specified by notice in writing to the other parties. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or (iii) on the date received, if sent by fax.

          SECTION 14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN NEW YORK.

          SECTION 15. RATIFICATION OF INVESTMENT AGREEMENT. Except as expressly amended hereby, the Investment Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Amendment as of the day and year first above written.


                                   NORTHWEST AIRLINES CORPORATION


                                   By: /s/ Douglas M. Steenland
                                      --------------------------------
                                      Name:  Douglas M. Steenland
                                      Title: Executive Vice President, General
                                             Counsel and Secretary


                                   NEWBRIDGE PARENT CORPORATION


                                   By: /s/ Douglas M. Steenland
                                      --------------------------------
                                      Name:  Douglas M. Steenland
                                      Title: Vice President, Secretary
                                             and Assistant Treasurer

                                   AIR PARTNERS, L.P.

                                   1992 AIR GP, a Texas general partnership

                                   By:  1992 Air, Inc., a Texas corporation,
                                        general partner


                                   By: /s/ James J. O'Brien
                                      -------------------------------
                                      Name:  James J. O'Brien
                                      Title: Vice President


                                   THE PARTNERS:

                                   GENERAL PARTNER:

                                   1992 AIR GP, a Texas general partnership

                                   By:  1992 Air, Inc., a Texas corporation,
                                        general partner


                                   By: /s/ James J. O'Brien
                                      -------------------------------
                                      Name:  James J. O'Brien
                                      Title: Vice President

                                   LIMITED PARTNERS:

                                   DAVID BONDERMAN
                                   BONDERMAN FAMILY LIMITED
                                     PARTNERSHIP
                                        By:  BondCo, Inc.
                                   ESTATE OF LARRY LEE HILLBLOM
                                        By:  Russel K. Snow, Jr.
                                             Managing Executor
                                             Bank of Saipan, Executor
                                   DHL MANAGEMENT SERVICES, INC.
                                   LECTAIR PARTNERS LIMITED PARTNERSHIP
                                        By:  Planden Corp., general partner
                                   SUNAMERICA INC. (Formerly Broad, Inc.)
                                   ELI BROAD
                                   AMERICAN GENERAL CORPORATION
                                   DONALD STURM
                                   CONAIR LIMITED PARTNERS, L.P.
                                   BONDO AIR LIMITED PARTNERSHIP
                                        By:  1992 Air, Inc.
                                   AIR SAIPAN, INC.
                                        By:  1992 AIR GP, as attorney-in-fact
                                             for the foregoing

                                   By:  1992 Air, Inc., a Texas
                                        corporation, general partner

                                        By: /s/ James J. O'Brien
                                           -------------------------------
                                           Name:  James J. O'Brien
                                           Title: Vice President

                                   CAIPAR:
                                        1998 CAI Partners, L.P., a Texas limited
                                        partnership
                                        By:  1992 Air GP, its general partner
                                        By:  1992 Air, Inc., its general partner


                                        By: /s/ James J. O'Brien
                                           -------------------------------
                                           Name:  James J. O'Brien
                                           Title: Vice President

                                   TRANSFERORS:

                                   AIR SAIPAN, INC., a CNMI corporation
                                        By:  1992 AIR GP, as attorney-in-fact
                                             for the foregoing

                                        By:  1992 Air, Inc., a Texas
                                             corporation, general partner

                                        By: /s/ James J. O'Brien
                                           -------------------------------
                                           Name:  James J. O'Brien
                                           Title: Vice President


                                   BONDERMAN FAMILY LIMITED
                                     PARTNERSHIP
                                        By:  BondCo, Inc.
                                        By:  1992 AIR GP, as attorney-in-fact
                                             for the foregoing

                                             By:  1992 Air, Inc., a Texas
                                                  corporation, general partner


                                                  By: /s/ James J. O'Brien
                                                     --------------------------
                                                     Name:  James J. O'Brien
                                                     Title: Vice President



                                   1992 AIR, INC., a Texas corporation


                                        By: /s/ James J. O'Brien
                                           -------------------------------
                                           Name:  James J. O'Brien
                                           Title: Vice President

                                   Schedule 2.2(a)
                        Cash Electing Partners and Transferors


                                   Allocable Company Class A Shares
     Partner or Transferor           or Transferor Exchange Shares
     ---------------------         --------------------------------

Estate of Larry Hillblom                     969,171

DHL Management Services, Inc.                940,920

Sun America, Inc.                            352,849

American General Corp.                     1,264,898

Conair, L.P.                                 105,857

Bondo Air L.P.                             1,077,400

Air Saipan, Inc.                              28,694

1992 Air GP                                  377,803

Air Saipan, Inc.                               3,702

                                   Schedule 2.2(b)
                       Share Electing Partners and Transferors

                                   Allocable Company Class A Shares
     Partner or Transferor           or Transferor Exchange Shares
     ---------------------         --------------------------------

David Bonderman                                304,270

Bonderman Family Limited Partnership           100,510

Lectair Partners                               476,341

Eli Broad                                      176,421

Donald Sturm                                   441,059

1992 Air GP                                  1,062,329

1992 Air, Inc.                                       0

Bonderman Family                                     0
Limited Partnership

                                  Schedule 3.6(c)
                              1998 CAI Partners, L.P.
                       General and Limited Partner Interests

General Partner
---------------

1992 Air GP                                  22.5913%


Limited Partners
----------------

David Bonderman                              16.2504
Bonderman Family Limited Partnership          2.7404
Lectair Partners Limited Partnership         25.44
Eli Broad 9.4222
Donald Sturm                                 23.5557
                                           ---------
                                            100.000%

                                       ANNEX A


Partner or Transferor
---------------------

Shares transferred to:
     CAIPar:                            624,134

Shares retained by:
     1992 Air, Inc.                     213,110
     Bonderman Family
          Limited Partnership            16,400